UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10499	46-0172280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 W. 69th Street Sioux Falls, South Dakota	57108
(Address of principal executive offices)	(Zip Code)

(605) 978-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 6, 2017, NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and J.P. Morgan Securities LLC (“J.P. Morgan”), which was filed as an exhibit to a Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission (the “SEC”) on September 6, 2017. Under the terms of the Agreement, the Company may offer and sell over a period of time and from time to time shares of its common stock, par value $0.01 per share (the “Shares”), having a gross sales price of up to $100,000,000, through Merrill Lynch or J.P. Morgan as sales agents or principals. During 2017, we received net proceeds of approximately $53.7 million from the sale of 888,938 Shares after commissions and other fees. We expect to issue the remaining $46 million of Shares under the Agreement during 2018.

The Shares were initially offered and sold under a prospectus supplement (the “Prior Prospectus Supplement”) pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-202126) (the “Prior Registration Statement”). On February 13, 2018, the Company filed with the SEC a new shelf registration statement (Registration No. 333-223019) (the “Registration Statement”), which became immediately effective upon filing. On February 15, 2018, the Company also filed with the SEC a prospectus supplement to continue the sale of Shares that remain unsold under the Agreement under a new prospectus and registration statement and to replace the Prior Prospectus Supplement, which related to the Prior Registration Statement.

Attached hereto as Exhibit 5.1 is an opinion of counsel regarding the legality of the Shares.

This Current Report on Form 8-K is being filed to file certain documents in connection with the offering as exhibits to the Registration Statement.

*    *    *    *

Forward-Looking Statements

Statements made herein that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “potential,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. Forward looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits filed herewith are exhibits to the Registration Statement on Form S-3, Registration No. 333-223019.

EXHIBIT NO.	DESCRIPTION

5.1*	Opinion of Timothy P. Olson, Senior Corporate Counsel and Corporate Secretary, NorthWestern Corporation.

23.1*	Consent of Timothy P. Olson, Senior Corporate Counsel and Corporate Secretary, NorthWestern Corporation (included as part of Exhibit 5.1 hereto).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: February 15, 2018